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                                                                   Exhibit 10.28

                    FIRST AMENDMENT TO FORBEARANCE AGREEMENT
                    ----------------------------------------

     THIS FIRST AMENDMENT TO FORBEARANCE AGREEMENT (this "Amendment") is made as of October 30, 2001 by and between OPEN PLAN SYSTEMS, INC., a Virginia corporation ("Company") and WACHOVIA BANK, N.A. (the "Bank").

                                 R E C I T A L S

     A. Reference is made to that certain Forbearance Agreement dated as of August 10, 2001 between the Company and the Bank (the "Forbearance Agreement").

     B. The Company has requested that the Bank extend the terms of the Forbearance Agreement pursuant to the terms hereof.

     C. All capitalized terms used herein shall have the meanings given to them in the Forbearance Agreement unless otherwise specified herein.

                                A G R E E M E N T

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The terms and provisions of the Forbearance Agreement shall remain in full force and effect, as if fully set forth herein, except as expressly set forth in this paragraph:

          A. The following capitalized terms shall have the following definitions:

             "Forbearance Period" shall mean the period from the date hereof until the earlier to occur of (i) January 31, 2002, or (ii) a Termination Event.

          B. The Company shall establish the Collateral Reserve Account on the terms provided in the Forbearance Agreement upon ten business days' notice by the Bank to the Company.

          C. The references to sections 8.1(k) and 8.1(l) of the Reimbursement Agreement are hereby deleted from Section 8.01(b) of the Forbearance Agreement.

          D. Section 8.01(g) of the Forbearance Agreement shall provide as follows: "any creditor of the Company, other than a trade creditor with claims of less than $50,000, shall commence or prosecute any suit or collection action against the Company or shall take any other action or exercise any other right or remedy against it or any of its assets which the Bank believes, in its reasonable discretion, may prejudice any of the Bank's rights or remedies under this Forbearance Agreement or any Loan Document or may adversely affect the Bank's prospect for recovery under the Loan Agreements."




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     2. Notwithstanding the Declared Defaults, the Company shall make all payments due on the note evidencing the line of credit as provided therein, and as may be required under, or in the implementation or exercise of, the provisions and terms hereof.

     3. The Company acknowledges the continuing defaults under the terms of the Loan Agreements and the Loan Documents; the Company does not have any defenses, legal or equitable, to the payment of the amounts outstanding in regard to the Loan Documents and the Loan Agreements; and the Company acknowledges the Bank's right to exercise its rights and remedies under the Loan Documents, the Loan Agreements, and applicable law, subject to the terms of the Forbearance Agreement and hereof.

     4. Other than (i) the Forbearance Agreement, (ii) this Amendment, (iii) that certain temporary waiver letter between the Company and the Bank dated as of May 23, 2001, which was superceded by the terms of the Forbearance Agreement, and (iv) the terms of that certain letter dated as of October 4, 2001, as of the date hereof, there exist no understandings, course of conduct or course of dealing among the parties hereto, or any of them, which has altered or could alter the terms of the Loan Agreements, the Forbearance Agreement, this Amendment, the Loan Documents executed and delivered in connection herewith or therewith, or which would preclude the Bank from enforcing its legal rights and pursuing its legal remedies under such documents and applicable law.

     5. Although there have been meetings and discussions with the Bank regarding the Loan Agreements and the documents relating thereto, the Company acknowledges that (i) nothing said or done by the Bank in connection with such negotiations and/or discussions shall be binding on the Bank or shall be the basis of any claim against the Bank regarding the Loan Agreements, or the Loan Documents unless expressly incorporated into the terms of this Amendment; and
(ii) it has not relied on any statements or actions by the Bank or any of its agents or attorneys regarding the Loan Agreements, or the Loan Documents except those specifically incorporated into this Amendment.

     6. The Company does not have any claims, actions, causes of action, defenses, counterclaims or set-offs of any kind or nature with respect to the Loan Agreements, or the Loan Documents, against the Bank or any of its respective officers, directors, employees, agents or attorneys, which it can or could assert in connection with the events occurring on or prior to the date of this Amendment. The Company agrees that no default or event of default now existing under the Loan Agreements or any documents executed in connection therewith shall be waived by this Amendment and that all of the Bank's rights and remedies are expressly reserved to them, except as provided herein.

     7. Notwithstanding the forbearance granted in the Forbearance Agreement or herein or any other provision hereof, the Bank reserves, and does not waive or forbear from exercising, all rights to exercise its remedies under the Loan Agreements and the Loan Documents, including, without limitation, the Reimbursement Agreement, and pursuant to applicable law, pertaining only to (i) the redemption, calling or tendering of the Bonds, and (ii) the collection of amounts

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which are or may become due under the Reimbursement Note and/or on account of amounts drawn on the Letter of Credit as provided herein.

     8. Nothing in this Amendment shall be construed as a waiver by the Bank of any existing defaults known to the Bank or future defaults under the Loan Agreements, or any Loan Documents, or any rights the Bank may have to enforce the terms thereof or exercise their rights and remedies thereunder or under applicable law except for the Bank's express agreements hereunder.

     9. This Amendment is not intended to, and does not, modify, alter, amend or change any of the Bank's rights under the Loan Agreements, or any of the Loan Documents, except as herein expressly provided, and is not intended to, and does not, constitute a novation or release of the agreements or obligations under such documents. The Loan Agreements, and the Loan Documents otherwise remain in full force and effect in accordance with their terms. In the event of any conflict in the terms of such documents with the terms of this Amendment, the terms of this Amendment shall govern.

     10. The Company represents and warrants that it has no claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature which it can or could assert against the Bank in connection with the making, closing, administration, collection or enforcement by the Bank of the Loan Agreements, the Loan Documents, the Forbearance Agreement, this Amendment or any related agreements. In the event the Company has any claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature now existing, whether known or unknown, which it now or hereafter may assert against the Bank arising on or before the date hereof or based on facts and circumstances which occurred on or prior to the date hereof in connection with the making, closing, administration, collection or enforcement by the Bank of the Loan Agreements, the Loan Documents, the Forbearance Agreement, this Amendment or any related agreements (the "Claims"), then by executing this Amendment, the Company forever waives and releases the Bank, and its officers, directors, attorneys, agents, representatives, employees, shareholders, parent corporations, subsidiaries, affiliates, successors and assigns (individually, a "Released Party"; collectively, the "Released Parties") from the Claims. In addition, the Company represents and warrants that it will not commence, join in, prosecute, or participate in any suit or other proceeding in a position that is adverse to the Bank related to the Claims. This agreement and covenant on the part of the Company is contractual, and not a mere recital, and the Company acknowledges and agrees that no liability whatsoever is admitted on the part of any party, except the Company's indebtedness under the Loan Agreements and the Loan Documents, and that all agreements and understandings between the parties hereto are embodied in the Loan Agreements, the Loan Documents, the Forbearance Agreement and this Amendment.

     11. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Forbearance Agreement by signing any such counterpart.

     12. This Amendment may not be supplemented, changed, waived, discharged, modified or amended except by written instrument executed by the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                              WACHOVIA BANK, N.A.


                              By:      /s/ Kevin R. Combs                 (SEAL)
                                  ----------------------------------------
                              Name:    Kevin R. Combs
                                   ---------------------------------------
                              Title:   Senior Vice President
                                    --------------------------------------


                              OPEN PLAN SYSTEMS, INC.


                              By:      /s/ Thomas M. Mishoe, Jr.          (SEAL)
                                 -----------------------------------------
                              Name:    Thomas M. Mishoe, Jr.
                                   ---------------------------------------
                              Title:   President & CEO
                                   --------------------------------------

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